EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of the sixteenth day of April, 2007 between AFFINITY GROUP, INC., a Delaware corporation (the “Seller”) and FREEDOMROADS HOLDING COMPANY, LLC, a Minnesota limited liability company (the “Purchaser”).

WITNESSETH:

WHEREAS, Purchaser and Camping World, Inc., a Kentucky corporation (together with its subsidiaries, “CW”) are parties to a joint venture agreement dated March 6, 2006 (the “JV”);

WHEREAS, Purchaser is desirous of purchasing and acquiring from the Seller all of the issued and outstanding capital stock (the “Shares”) of CW;

WHEREAS, Seller and CW have entered into a cooperative resources agreement dated as of January 1, 2005 (the “Cooperation Agreement”);

WHEREAS, Seller is willing to sell and deliver the Shares to the Purchaser subject to the contingencies set forth in Section 2.4 hereof;

WHEREAS, Seller and Purchaser are affiliated parties, each being indirectly controlled by Stephen Adams.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement are used as defined in this Article I or elsewhere in this Agreement.

The term “Affiliate” means, with respect to any entity, a person or entity directly or indirectly, controlling, controlled by or under common control with, such entity.

The term “AGI Senior Lenders” means the lenders under the AGI Senior Loan Agreement.

The term “AGI Senior Loan Agreement” means the agreements, documents and instruments evidencing the Seller’s senior secured credit facility.

The term “Appraisal Condition” is defined in Section 2.3.

The term “Closing” is defined in Section 2.3.

The term “Closing Date” is defined in Section 2.3.

The term “Cooperation Agreement” is defined in the recitals.

The term “CW” is defined in the recitals.

The term “Damages” means any and all obligations, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, costs, and expenses (including, but not limited to, costs and expenses incurred in connection with the performing obligations, interest, bonding and court costs and the attorneys’ fees and disbursements) in each case, after the application of any and all amounts covered under insurance, contracts or similar arrangements and from third parties by the person or entity claiming indemnity hereunder and after taking into account the contributing acts or omissions to the event giving arise to any claim for indemnity hereunder and after taking into account the contributing acts or omissions to the event giving arise to any claim for indemnity hereunder directly or indirectly after the Closing of the person or entity claiming indemnity hereunder, which acts or omissions give rise to any liabilities by such person or entity.

The term “Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the board of directors of the Seller, qualified to perform the task such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

The term “Inter-Company Debt” is defined in Section 2.2.

The term “JV” is defined in the recitals.

The term “Legal Requirements” means any and all currently applicable (i) federal, state and local laws (statutory, judicial or otherwise), ordinances and regulations as currently interpreted by relevant regulatory authorities, (ii) judgments, order or decrees of any federal, state or local court, arbitrator or administrative or governmental authority, bureau or agency, and (iii)  contracts, agreements, franchises, understandings or other arrangements with any federal, state or local court, arbitrator or administrative or governmental authority, bureau or agency relating to compliance with the matters described in (i) and (ii) above.

The term “Liens” means liens, mortgages, charges, security interests or any other encumbrances (including without limitation adverse claims) or other restrictions or limitations of any kind whatsoever and all applicable statutes and regulations.

The term “Note” means a promissory note of the Purchaser substantially in the form of Exhibit A hereto.

The term “Purchase Price” is defined in Section 2.2.

The term “Shares” is defined in the recitals.

ARTICLE II

PURCHASE AND SALE OF THE SHARES

2.1                                 Purchase and Sale of Shares.  At the Closing, the Seller agrees to sell, transfer and deliver to the Purchaser, and the Purchaser agrees to purchase, acquire and accept the Shares from the Seller.

2.2                                 Purchase Price.  The consideration to be paid to the Seller for the Shares (the “Purchase Price”) shall be $175,800,000, increased or decreased, as the case may be, dollar for dollar, by increases or decreases from and after April 1, 2007 to the Date of Closing in the net inter-company indebtedness of CW to the Seller (such net inter-company indebtedness having been $150,393,000 on March 31, 2007 and the amount thereof outstanding on the Closing Date being herein referred to as the “Inter-Company Debt”).  The Purchase Price shall be paid on the Closing Date by assumption and discharge on the Closing Date of the Inter-Company Debt (such discharge to be 75% in immediately available funds and 25% by delivery of the Note) and the balance as follows:  75% thereof in immediately available funds and 25% thereof by delivery of the Note.

2.3                                 The Closing.  The Closing of the transactions provided for in this Agreement (the “Closing’) shall occur at the offices of the Purchaser at 10:00 a.m. on such date as is designated by the Purchaser within 60 days of the date hereof (the “Closing Date”), but not prior to the satisfaction of the condition precedent set forth in Section 2.4(a) (the “Appraisal Condition”).   The Seller agrees to promptly engage an Independent Financial Advisor with a view to satisfying the Appraisal Condition and, upon satisfaction thereof, Seller shall give notice thereof to the Purchaser.  If the Appraisal Condition is not satisfied within 45 days of the date hereof, either Purchaser or Seller may, at its option by giving written notice thereof to the other, terminate this Agreement, whereupon neither party shall have any further obligation hereunder to the other. At the Closing, the Seller shall deliver the Shares duly endorsed for transfer to the Purchaser.  Each of the Buyer and the Seller agree to execute and deliver such other and further instruments at the Closing and thereafter as the other may reasonably request to evidence the intent of this Agreement including, without limitation, a re-affirmation of the Cooperation Agreement.

2.4                                 Conditions.

(a) The obligation of the Seller to convey the Shares is conditioned upon the Seller having received an opinion from an Independent Financial Advisor to the effect that the terms of the transaction contemplated hereunder are fair and reasonable to the Seller and are on terms that are at least as favorable as the terms which could reasonably be expected to be obtained by the Seller in a comparable transaction made on an arm’s-length basis between unaffiliated parties

(b)                                 The obligations of the Seller and the Purchaser are conditioned upon the following:

(i)                                     Seller shall have obtained from the AGI Senior Lenders all required consents to the sale of the Shares and a release from the AGI Senior Lenders of the pledge of the Shares and Seller shall have been released from any guaranty or other obligation relating to any liability of CW or relating to CW, its assets or its business or the underlying agreements relating thereto shall have been amended so that the terms thereof no longer apply to Seller or Seller’s property.

(ii)                                  Any marketing or other agreement to which Seller is a party and which includes or applies to CW or CW’s business (other than the Cooperation Agreement or agreements referred to therein) shall have been amended so that the terms thereof no longer apply to CW or CW’s business.

Each of the foreoing conditions may be waived by either party or, if not satisfied prior to the Closing Date without satisfactory alternative arrangements having been made to address such condition, invoked unsatisified by written notice given on or before the Closing Date.

ARTICLE III

REPRESENTATION AND WARRANTIES

The following representations and warranties are made on and as of the date hereof.  The Seller hereby represents and warrants to the Purchaser that:

3.1                                 Shares.  The Seller is the owner of the Shares, free and clear of any Liens other than the pledge of the Shares in favor of the AGI Senior Lenders.  By delivery and payment for the Shares as provided for in this Agreement, the Seller will convey good title to the Shares, free and clear of all Liens.

3.2                                 No Breach.  Except with respect to the matters described in Section 2.4 hereof, the execution, delivery, validity and enforceability of this Agreement by the Seller, the consummation of the transactions provided for hereby by the Seller, and the performance by the Seller of its obligations contemplated hereby will not (i) violate, conflict with or result in a breach or termination of, or otherwise give the other person a right to terminate, or constitute a default, event of default (by way of substitution, novation or otherwise) or an event which with notice, lapse of time or both, would constitute a default or event of default under the terms of any material contract or permit by which the Seller is bound, (ii) result in the creation of any lien upon any of the Shares, (iii) constitute a violation by the Seller of any Legal Requirement or (iv) give rise to any preferential right to purchase in favor of any third party.

The Purchaser hereby represents and warrants to the Seller that:

3.3                                 No Breach.  The execution, delivery, validity and enforceability of this Agreement by the Purchaser, the consummation of the transactions provided for hereby by the Purchaser, and the performance by the Purchaser of its obligations contemplated hereby (including, without limitation, the execution, delivery and performance of the Note) will not (i) violate, conflict with or result in a breach or termination of, or otherwise give the other person a right to terminate, or constitute a default, event of default (by way of substitution, novation or otherwise) or an event which with notice, lapse of time or both, would constitute a default or event of default under the terms of any material contract or permit by which the Purchaser is bound except with respect to which consent has been obtained, (ii) constitute a violation by the Purchaser of any Legal Requirement by the Purchaser.

3.4                                 Investment.  The Purchaser is purchasing the Shares for its own account for investment and with no present intention of distributing the Shares or any part thereof.

3.5                                 Information.  The Purchaser has received and is familiar with such information with respect to CW and its historical and projected performance as the Purchaser deems necessary for the purpose of purchasing the Shares and desires no further information from the Seller with respect to CW, its business or prospects, the Purchaser agreeing to accept such business and prospects “as is,” “where is.”  No representation or warranty is made by the Seller with respect to any of the information obtained by Purchaser, Seller’s sole representations and warranties being those made in Sections 3.1 and 3.2 hereinabove.

ARTICLE IV

INDEMNIFICATION

4.1                                 Seller Indemnity.  The Seller agrees to pay and to indemnify fully, hold harmless and defend the Purchaser, its Affiliates, agents, officers, directors, shareholders, employees, servants, consultants, representatives successors and assigns, from and against any and all Damages arising out of or relating to any of the following:

(i)                                     Any misrepresentation or breach of warranty by the Seller under this Agreement or any certificate or document requires to be delivered in connection herewith or in connection with the consummation of the transactions provided for hereby, or

(ii)                                  The non-fulfillment or failure to perform any covenant or agreement on the part of the Seller under this Agreement.

4.2                                 Purchaser Indemnity.  The Purchaser agrees to pay and to indemnify fully, hold harmless and defend the Seller, his Affiliates, agents, officers, directors, shareholders, employees, servants, consultants, representatives, successors and assigns, from and against any and all Damages arising out of or relating to any of the following:

(i)                                     Any misrepresentation or breach of warranty by the Purchaser under this Agreement or any certificate or document required to be delivered in connection herewith or in connection with the consummation of the transactions provided for hereby,

(ii)                                  The non-fulfillment or failure to perform any covenant or agreement on the part of the Purchaser under this Agreement

(iii)                               Camping World or the operation of the business of Camping World.

ARTICLE V

MISCELLANEOUS

5.1                                 Rights and Remedies, Specific Performance.  The rights and remedies granted under this Agreement shall not be exclusive rights and remedies, but shall be in addition to all other rights and remedies available at law or in equity.

5.2                                 Notices.  All notices under this Agreement shall be transmitted to the respective party, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first day after the date of deposit with Federal Express for next day delivery, postage prepaid, or on the third day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar telephonic transmission during normal business hours, provided that the recipient has specifically acknowledged by telephone receipt of such telecopy, fax or telephonic transmission; addressed, in all cases, to the party at his address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to Seller:	AFFINITY GROUP, INC
2575 Vista Del Mar Drive
Ventura, CA 93001

If to Purchaser:	FREEDOMROADS HOLDING, LLC
250 Parkway Drive, Suite 320
Lincolnshire, IL 60069

or to such other address as hereafter shall be furnished as provided in this Section 5.2 by any of the parties hereto to the other parties hereto.

5.3                                 Assignment and Amendment.  This Agreement shall not be assignable by either party without the prior written consent of the other party without the prior written consent of the other party, except it may be amended except pursuant to a writing executed by all of the parties hereto.

5.4                                 Entire Agreement.  This Agreement sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces all prior understandings, agreements or statements (written or oral) of intent.

5.5                                 Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term thereof, such provision shall be fully enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the pertinent document a provision as similar in terms to such illegal, invalid or unenforceable provision there shall be added automatically as a part of the pertinent document a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and legal, valid and enforceable.

5.6                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

5.7                                 Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.8                                 Governing Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of Minnesota.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

AFFINITY GROUP, INC

By:	/s/ Stephen Adams
Stephen Adams
Its: Chairman of the Board of Directors

FREEDOMROADS HOLDING COMPANY, LLC

By:	/s/ Marcus Lemonis
Marcus Lemonis
	Its:	Chief Executive Officer and
President of Camping World, Inc.